Exhibit 99.1

Guidewire Announces First Quarter Fiscal Year 2025 Financial Results

SAN MATEO, Calif., December 5, 2024 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended October 31, 2024.

“We continue to see great momentum as P&C insurers look to Guidewire to deliver the platform they trust to innovate and grow efficiently,” said Mike Rosenbaum, chief executive officer, Guidewire. “Our momentum was on display at our annual industry conference, Connections, where we heard some of the largest insurers in the world share the success they are seeing with Guidewire Cloud Platform.”

“We achieved or exceeded the high end of our guidance ranges for ARR, revenue, and profitability, driven by nine Q1 cloud deals, including five at Tier-1 insurers,” said Jeff Cooper, chief financial officer, Guidewire. “This strong start to fiscal year 2025, which combined better-than-expected subscription and support gross margin and disciplined operational execution, positions us well for our full-year targets.”

First Quarter Fiscal Year 2025 Financial Highlights

Revenue
•Total revenue for the first quarter of fiscal year 2025 was $262.9 million, an increase of 27% from the same quarter in fiscal year 2024. Subscription and support revenue was $169.7 million, an increase of 33%; license revenue was $37.4 million, an increase of 10%; and services revenue was $55.8 million, an increase of 22%, each as compared to the same quarter in fiscal year 2024.
•As of October 31, 2024, annual recurring revenue, or ARR, was $874.0 million, compared to $864.0 million as of July 31, 2024. ARR results for interim quarterly periods in fiscal year 2025 are based on actual currency rates at the end of fiscal year 2024, held constant throughout the year.

Profitability
•GAAP loss from operations was $4.7 million for the first quarter of fiscal year 2025, compared with $33.8 million for the same quarter in fiscal year 2024.
•Non-GAAP income from operations was $34.7 million for the first quarter of fiscal year 2025, compared with $4.1 million for the same quarter in fiscal year 2024.
•GAAP net income was $9.1 million for the first quarter of fiscal year 2025, compared with GAAP net loss of $27.1 million for the same quarter in fiscal year 2024. GAAP net income per share was $0.11, based on diluted weighted average shares outstanding of 86.0 million, compared to GAAP net loss per share of $0.33 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 81.7 million.
•Non-GAAP net income was $36.8 million for the first quarter of fiscal year 2025, compared with non-GAAP net loss of $0.3 million for the same quarter in fiscal year 2024. Non-GAAP net income per share was $0.43, based on diluted weighted average shares outstanding of 86.0 million, compared to non-GAAP net loss per share of $0.00 for the same quarter in fiscal year 2024, based on diluted weighted average shares outstanding of 81.7 million.

Liquidity and Capital Resources
•Guidewire had $1,480.4 million in cash, cash equivalents, and investments at October 31, 2024, compared to $1,129.5 million at July 31, 2024. The increase was primarily due to net proceeds of $413.6 million related to the new issuance of convertible notes after the purchase of capped calls and the retirement of a portion of the convertible notes due in March 2025. On December 2, 2024, subsequent to its quarter end, Guidewire entered into a $300.0 million revolving line of credit under which no amounts have been drawn as of December 5, 2024.

Business Outlook
Guidewire is issuing the following outlook for the second quarter of fiscal year 2025 based on current expectations:
•Ending ARR between $909 million and $914 million
•Total revenue between $282 million and $288 million
•Operating income (loss) between $(1) million and $5 million
•Non-GAAP operating income between $39 million and $45 million

Guidewire is issuing the following updated outlook for fiscal year 2025 based on current expectations:
•Ending ARR between $995 million and $1,005 million
•Total revenue between $1,155 million and $1,167 million
•Operating income between $0 million and $12 million
•Non-GAAP operating income between $164 million and $176 million
•Operating cash flow between $220 million and $250 million

Conference Call Information

What:	Guidewire First Quarter Fiscal Year 2025 Financial Results Conference Call
When:	Thursday, December 5, 2024
Time:	2:00 p.m. PT (5:00 p.m. ET)
Dial-In:	(669) 444-9171
Meeting ID:	925 7898 6570
Password:	685230
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, and acquisition consideration holdback. Non-GAAP net income (loss) and non-GAAP tax provision (benefit) also exclude the amortization of debt issuance costs from our convertible senior notes, changes in fair value of strategic investments, retirement of debt, and related tax effects of the non-GAAP adjustments. Additionally, non-GAAP net income (loss) per share includes shares from the conversion premium related to our convertible debt and excludes the tax-effected interest expense on convertible debt using the if-converted method, as appropriate. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization and stock-based compensation.

Annual recurring revenue (“ARR”) is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contractual terms and invoicing activities for the current reporting period, which may not be the same as the timing and amount of revenue recognized. ARR reflects all fee changes due to contract renewals, non-renewals, expansion, cancellations, attrition, or renegotiations at a higher or lower fee arrangement that are effective as of the ARR reporting date. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded from our ARR calculations. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This revenue allocation generally only impacts the initial term of the contract. This means that if we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value would be recognized as services revenue, but our reported ARR amount would not be impacted. During the three months ended October 31, 2024, the recurring license and support or subscription contract value recognized as services revenue was $2.1 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. Guidewire’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. Guidewire believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Guidewire’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Guidewire’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Guidewire’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate Guidewire’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. More than 570 insurers in 42 countries, from new ventures to the largest and most complex in the world, rely on Guidewire products. With core systems leveraging data and analytics, digital, and artificial intelligence, Guidewire defines cloud platform excellence for P&C insurers.

We are proud of our unparalleled implementation record, with 1,700+ successful projects supported by the industry’s largest R&D team and SI partner ecosystem. Our marketplace represents the largest solution partner community in P&C, where customers can access hundreds of applications to accelerate integration, localization, and innovation.

Guidewire uses its Investor Relations website (ir.guidewire.com), X (formerly known as Twitter) feed (@Guidewire_PandC), and LinkedIn page (www.linkedin.com/company/guidewire-software) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to Guidewire’s press releases, filings with the Securities and Exchange Commission, public conference calls, and webcasts.

NOTE: For information about Guidewire’s trademarks, visit www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and targets, and our future business momentum relating to our market leadership, cloud deals, and financial performance expectations. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission (the “SEC”) as well as other documents that may be filed by Guidewire from time to time with the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations, ARR, and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue and ARR; our making long-term pricing commitments in our customer contracts based on available information and estimates about our future costs that may change; our ability to successfully manage our business model, including achieving market acceptance of our cloud-based services and products and the costs related to cloud operations, cybersecurity, product development, and services; the timing, success, and number of professional services engagements and the billing rates and utilization of our professional services employees and contractors; the impact of global events (including, without limitation, ongoing global conflicts, inflation, high interest rates, economic volatility, bank failures and associated financial instability, and supply chain issues) on our employees, our business, and the businesses of our customers, system integrator (“SI”) partners, and vendors; data security breaches of our cloud-based services and products or unauthorized access to our employees’ or our customers’ data; our competitive environment and changes thereto; issues in the development and use of AI and machine learning, combined with an uncertain regulatory environment; use of AI by our workforce may present risks to our business; errors or failures in our products or services, as well as service interruptions or failure of the third-party service providers we rely on; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; the impact of new regulations and laws (including, without limitation, security, privacy, AI and machine learning, tax regulations and laws, and accounting standards); assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry, including the rate of information technology spending; our ability to sell our services and products is highly dependent on the quality of our professional services and SI partners; the risk of losing key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. Guidewire anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Melissa Cobb
Guidewire
(650) 464-1177
mcobb@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 31, 2024	July 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$823,562	$547,992
Short-term investments	514,767	455,576
Accounts receivable, net	97,475	137,339
Unbilled accounts receivable, net	129,429	87,031
Prepaid expenses and other current assets	72,059	67,596
Total current assets	1,637,292	1,295,534
Long-term investments	142,119	125,885
Unbilled accounts receivable, net	648	4,157
Property and equipment, net	55,215	55,409
Operating lease assets	41,993	43,750
Intangible assets, net	7,638	9,005
Goodwill	372,214	372,214
Deferred tax assets, net	274,875	253,085
Other assets	64,703	67,255
TOTAL ASSETS	$2,596,697	$2,226,294
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$31,394	$15,209
Accrued employee compensation	51,860	109,084
Deferred revenue, net	224,189	281,855
Convertible senior notes, net	278,595	398,903
Other current liabilities	29,199	32,584
Total current liabilities	615,237	837,635
Lease liabilities	32,934	34,721
Convertible senior notes, net	671,820	—
Deferred revenue, net	3,187	3,628
Other liabilities	5,490	7,578
Total liabilities	1,328,668	883,562
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,894,904	1,979,021
Accumulated other comprehensive income (loss)	(11,969)	(12,244)
Retained earnings (accumulated deficit)	(614,914)	(624,053)
Total stockholders’ equity	1,268,029	1,342,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,596,697	$2,226,294

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended October 31,
	2024	2023
Revenue:
Subscription and support	$169,742	$127,627
License	37,370	34,025
Services	55,789	45,755
Total revenue	262,901	207,407
Cost of revenue(1):
Subscription and support	54,024	48,054
License	881	1,219
Services	49,604	45,842
Total cost of revenue	104,509	95,115
Gross profit:
Subscription and support	115,718	79,573
License	36,489	32,806
Services	6,185	(87)
Total gross profit	158,392	112,292
Operating expenses(1):
Research and development	68,880	62,469
Sales and marketing	51,478	44,581
General and administrative	42,754	39,023
Total operating expenses	163,112	146,073
Income (loss) from operations	(4,720)	(33,781)
Interest income	13,606	10,613
Interest expense	(2,062)	(1,683)
Other income (expense), net	(4,055)	(13,742)
Income (loss) before provision for (benefit from) income taxes	2,769	(38,593)
Provision for (benefit from) income taxes	(6,370)	(11,522)
Net income (loss)	$9,139	$(27,071)
Net income (loss) per share:
Basic	$0.11	$(0.33)
Diluted	$0.11	$(0.33)
Shares used in computing net income (loss) per share:
Basic	83,276,236	81,690,912
Diluted	85,960,868	81,690,912

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended October 31,
	2024	2023
Stock-based compensation expense:
Cost of subscription and support revenue	$3,140	$3,462
Cost of license revenue	36	95
Cost of services revenue	4,802	4,789
Research and development	9,824	9,986
Sales and marketing	9,688	7,729
General and administrative	10,570	10,036
Total stock-based compensation expense	$38,060	$36,097

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)
	Three Months Ended October 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,139	$(27,071)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,845	5,442
Amortization of debt issuance costs	545	430
Amortization of contract acquisition costs	5,139	4,064
Stock-based compensation	38,060	36,097
Changes to allowance for credit losses and revenue reserves	1,257	128
Deferred income tax	(7,955)	(13,220)
Amortization of premium (accretion of discount) on available-for-sale securities, net	(3,228)	(2,927)
Changes in fair value of strategic investments	(53)	—
Other non-cash items affecting net income (loss)	286	(29)
Changes in operating assets and liabilities:
Accounts receivable	38,609	57,193
Unbilled accounts receivable	(38,889)	(17,250)
Prepaid expenses and other assets	(6,291)	(6,560)
Operating lease assets	1,757	1,971
Accounts payable	16,206	(16,982)
Accrued employee compensation	(56,545)	(54,576)
Deferred revenue	(58,107)	(37,893)
Lease liabilities	(1,685)	(1,601)
Other liabilities	(6,395)	701
Net cash provided by (used in) operating activities	(62,305)	(72,083)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(211,649)	(160,239)
Maturities and sales of available-for-sale securities	139,896	137,386
Purchases of property and equipment	(843)	(998)
Capitalized software development costs	(4,233)	(3,692)
Acquisition of strategic investments	(772)	(250)
Net cash provided by (used in) investing activities	(77,601)	(27,793)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	672,750	—
Payment for the retirement of convertible senior notes	(200,394)	—
Purchase of capped calls	(58,788)	—
Proceeds from issuance of common stock upon exercise of stock options	1,939	—
Net cash provided by (used in) financing activities	415,507	—
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(31)	(4,303)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	275,570	(104,179)
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	549,184	406,790
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$824,754	$302,611

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2024	2023
Gross profit reconciliation:
GAAP gross profit	$158,392	$112,292
Non-GAAP adjustments:
Stock-based compensation	7,978	8,346
Amortization of intangibles	485	485
Non-GAAP gross profit	$166,855	$121,123

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(4,720)	$(33,781)
Non-GAAP adjustments:
Stock-based compensation	38,060	36,097
Amortization of intangibles	1,367	1,367
Acquisition consideration holdback	—	386
Non-GAAP income (loss) from operations	$34,707	$4,069

Net income (loss) reconciliation:
GAAP net income (loss)	$9,139	$(27,071)
Non-GAAP adjustments:
Stock-based compensation	38,060	36,097
Amortization of intangibles	1,367	1,367
Acquisition consideration holdback	—	386
Amortization of debt issuance costs	545	430
Changes in fair value of strategic investments	53	—
Retirement of debt (1)	300	—
Tax impact of non-GAAP adjustments	(12,667)	(11,493)
Non-GAAP net income (loss)	$36,797	$(284)

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(6,370)	$(11,522)
Non-GAAP adjustments:
Stock-based compensation	5,575	3,379
Amortization of intangibles	200	128
Acquisition consideration holdback	—	36
Amortization of debt issuance costs	80	40
Changes in fair value of strategic investments	(8)	—
Retirement of debt (1)	44	—
Tax impact of non-GAAP adjustments	6,776	7,910
Non-GAAP tax provision (benefit)	$6,297	$(29)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended October 31,
	2024	2023
Net income (loss) per share reconciliation:
GAAP net income (loss) per share – diluted	$0.11	$(0.33)
Non-GAAP adjustments:
Stock-based compensation	0.44	0.44
Amortization of intangibles	0.02	0.02
Acquisition consideration holdback	—	—
Amortization of debt issuance costs	0.01	0.01
Changes in fair value of strategic investments	—	—
Retirement of debt (1)	—	—
Tax impact of non-GAAP adjustments	(0.15)	(0.14)
Non-GAAP net income (loss) per share – diluted	$0.43	$—

Shares used in computing non-GAAP net income (loss) per share amounts:
GAAP and pro forma weighted average shares — diluted	85,960,868	81,690,912
(1) During the three months ended October 31, 2024, the Company recorded $0.3 million as a loss on the induced conversion of a portion of its convertible senior notes due March 2025 in other income (expense). Prior to the first quarter of fiscal year 2025, there were no transactions similar to the retirement of debt in any periods presented on the condensed consolidated statements of operations.
The following table summarizes our free cash flow for the periods indicated below:

	Three Months Ended October 31,
	2024	2023
Free cash flow:
Net cash provided by (used in) operating activities	$(62,305)	$(72,083)
Purchases of property and equipment	(843)	(998)
Capitalized software development costs	(4,233)	(3,692)
Free cash flow	$(67,381)	$(76,773)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following table reconciles the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below (in millions):
	Second Quarter Fiscal Year 2025			Fiscal Year 2025
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(1)	—	$5	$—	—	$12
Non-GAAP adjustments:
Stock-based compensation	39	—	39	159	—	159
Amortization of intangibles	1	—	1	5	—	5
Non-GAAP income (loss) from operations	$39	—	$45	$164	—	$176